Exhibit 10.3
WARRANT AGREEMENT
     This Warrant Agreement, dated as of March 26, 2009, is between CMP SUSQUEHANNA RADIO HOLDINGS CORP., a Delaware corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A. (the “Warrant Agent”).
     The Company, pursuant to an exchange offer (the “Exchange Offer”) for any and all of the 9 7/8% Senior Subordinated Notes due 2014 of CMP Susquehanna Corp., a Delaware corporation and wholly owned subsidiary of the Company, proposes to issue in exchange for such notes, among other consideration, warrants (“Warrants”) to purchase up to an aggregate of 4,000,000 shares of the Company’s common stock, par value $0.01 per share (“Shares”), at a per Share purchase price equal to the Exercise Price (as hereinafter defined), all on the terms and conditions and pursuant to the provisions hereinafter set forth.
     The Company wishes to retain the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of the Warrant Certificates (as hereinafter defined) and the exercise of the Warrants.
     The Company and the Warrant Agent wish to enter into this Warrant Agreement to set forth the terms and conditions of the Warrants and the rights of the Holders (as hereinafter defined) and to set forth the respective rights and obligations of the Company and the Warrant Agent. Each Holder is an intended beneficiary of this Warrant Agreement with respect to the rights of Holders herein.
     Therefore, the parties agree as follows:
1. DEFINITIONS. As used in this Warrant Agreement, the following terms have the respective meanings set forth below:
     “Additional Shares” means all Shares issued by the Company after the date of this Warrant, other than Permitted Shares.
     “Board” means the Board of Directors of the Company.
     “Business Day” means any day that is not Saturday, Sunday or other day when the New York Stock Exchange is required or permitted to be closed.
     “Commission” means the U.S. Securities and Exchange Commission.
     “Company” has the meaning set forth in the opening paragraphs of this Warrant Agreement.
     “Convertible Securities” means any security convertible into Shares, and any right, option or warrant to subscribe for, purchase or otherwise acquire Shares.
     “DWAC” has the meaning set forth in Section 5.1.
     “Exchange Offer” has the meaning set forth in the opening paragraphs of this Warrant Agreement.

     “Exchange Offer Warrants” means the Warrants issued by the Company on or about the date hereof pursuant to the Exchange Offer.
     “Excluded Issuance” has the meaning set forth in Section 8.1.
     “Exercise Price” means $0.01 per Share for each Warrant Share that Holder is entitled to purchase from the Company pursuant to a Warrant.
     “Expiration Date” means, with respect to a particular Warrant, the tenth anniversary of the date of issuance of the Warrant Certificate that evidences such Warrant.
     “Fully Diluted Outstanding” means, at any date, Shares outstanding on such date and all Shares issuable pursuant to Convertible Securities outstanding on such date.
     “Holder” means, with respect to any Warrant, the Person in whose name such Warrant is recorded on the books of the Warrant Agent maintained for such purpose.
     “Majority Holders” means, as of any date, holders of Exchange Offer Warrants exercisable for a number of Shares equal to a simple majority of the Shares for which all Exchange Offer Warrants are then exercisable.
     “Market Price” means per Share as of any date, (i) the last sale price on such date of a Share or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which Shares are then listed or admitted to trading, or (ii) if Shares are not then listed or admitted to trading on any national securities exchange but are trading on the over-the-counter market on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc., the last trading price of the Shares on such date as reported thereby, or (iii) if the Shares are not then trading on the over-the-counter market on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc., but are quoted on the “Pink Sheets” or similar organization, the last sale price as reported thereby, or (iv) if none of (i), (ii) or (iii) is applicable, a price per share thereof equal to the fair value thereof determined in good faith by a resolution of the Board as of a date that is within 15 days of the date as of which the determination is to be made.
     “Offeree” has the meaning set forth in Section 9.1.
     “Parent” means CMP Susquehanna Holdings Corp., a Delaware corporation.
     “Participation Offer” has the meaning set forth in Section 9.1.
     “Permitted Shares” means (i) Warrant Shares and (ii) Convertible Securities (and any Shares underlying such Convertible Securities) issued with the prior written consent of the Majority Holders.
     “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

     “Pro Rata Allocation” means, with respect to any Holder, the fraction, expressed as a percentage, (i) the numerator of which is the number of Shares such Holder has a right to purchase pursuant to the terms of such Holder’s Warrant, and (ii) the denominator of which is the aggregate number of Fully Diluted Outstanding Shares of the Company.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Shares” has the meaning set forth in the opening paragraphs of this Warrant Agreement.
     “Subscription Price” has the meaning set forth in Section 8.2.
     “Tag-Along Acceptance Period” has the meaning set forth in Section 9.3.
     “Tag-Along Offer Date” has the meaning set forth in Section 9.1.
     “Tag-Along Offer Notice” has the meaning set forth in Section 9.1.
     “Tag-Along Pro Rata Share” has the meaning set forth in Section 9.1.
     “Tag-Along Purchase Notice” has the meaning set forth in Section 9.3.
     “Tag-Along Sale” has the meaning set forth in Section 9.1.
     “Transfer” means any disposition of a Warrant or any Warrant Shares or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.
     “Warrant” has the meaning set forth in the opening paragraphs of this Warrant Agreement.
     “Warrant Agent” has the meaning set forth in the opening paragraphs of this Warrant Agreement.
     “Warrant Certificates” means a certificate in substantially the form attached as Exhibit 1 hereto representing a Warrant to purchase that number of Shares as indicated on the face thereof.
     “Warrant Price” means an amount equal to (i) the number of Shares being purchased upon any exercise of a Warrant pursuant to Section 5.1, multiplied by (ii) the Exercise Price.
     “Warrant Shares” means the Shares purchased or purchasable by the Holder of a Warrant upon the exercise thereof.

2. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment. The Company may from time to time appoint such co-Warrant Agents as it may, in its sole discretion, deem necessary or desirable.
3. FORM OF WARRANT CERTIFICATES. The Warrant Certificates (together with the subscription form and the assignment form to be printed on the reverse thereof) shall be substantially in the form of Exhibit 1 hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement and the Exchange Offer or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or to conform to usage.
4. COUNTERSIGNATURE AND REGISTRATION.
     4.1 The Warrant Certificates shall be executed on behalf of the Company by its Chairman, its President or a Vice President, either manually or by facsimile signature, and have affixed thereto the Company’s seal (if any) or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.
     4.2 The Warrant Agent will keep or cause to be kept, at one of its offices in Canton, Massachusetts, or at the office of one of its agents, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of Shares issuable upon exercise of the Warrant evidenced on the face of each of such Warrant Certificates and the date of each of such Warrant Certificate.
5. EXERCISE OF WARRANT.
     5.1 Exercise. At any time after the date hereof and until 5:00 p.m., New York City time, on the Expiration Date for a particular Warrant, a Holder may exercise such Warrant, on any Business Day, to purchase all or any part of the number of Shares purchasable thereunder, at the stated Exercise Price. The Holder may exercise such Warrant, in whole or in part, by delivering to the Warrant Agent at the principal office of the Warrant Agent in Canton, Massachusetts or to the office of one of its agents as may be designated by the Warrant Agent from time to time, the following: (i) the corresponding Warrant Certificate, with the election to purchase form on the reverse side thereof duly completed and executed by the Holder or its agent or attorney, and (ii) payment of the Warrant Price. As soon as practicable after the exercise of such Warrant, in whole or in part, the Warrant Agent shall promptly request that the Company’s transfer agent issue and deliver or register in the name of the Holder thereof or, subject to Section 6, as the Holder may direct, the number of duly authorized, validly issued, fully paid and nonassessable Shares to which the Holder shall be entitled upon such exercise plus, in lieu of any fractional Share to which the Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per Share on the Business Day next preceding the date of such exercise. Certificates for Warrant Shares purchased by exercise of a Warrant will be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s prime broker with the Depositary Trust Company through its Deposit Withdrawal At Custodian (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the notice of exercise, payment of the Warrant Price and surrender of the Warrant Certificate. The Warrant Shares shall be deemed to have been issued, and the Holder (or designee) shall be deemed to be a holder of record of the Warrant Shares, as of the date a Warrant is exercised by payment of the Warrant Price and all taxes required to be paid by the holder, if any, pursuant to Section 5.2. Any certificates so delivered shall be in such denominations as may be reasonably requested by the Holder hereof, shall be registered in the name of such Holder and shall bear a restrictive legend. If a Warrant shall have been exercised only in part, then the Warrant Agent shall request that the Company’s transfer agent, at the time of issuance of the Warrant Shares, deliver to the Holder a new Warrant Certificate of like tenor, calling in the aggregate on the face thereof for issuance of the number of Shares equal (without giving effect to any adjustment therein) to the number of such Shares called for on the face of the surrendered Warrant Certificate minus the number of such Shares so designated by such Holder upon such exercise as provided in this Section 5.1.
     5.2 Payment of Taxes. When the Warrant Price is paid to the Company, all Warrant Shares issued pursuant to Section 5.1 shall be validly issued, fully paid and nonassessable. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Holder exercising its Warrant, in which case, such Holder shall pay such taxes or charges. Neither the Warrant Agent nor the Company shall be required to pay any tax or other charge imposed in connection with any transfer involved in the issue or delivery of any certificate for Shares issuable upon exercise of a Warrant in any name other than that of the Holder thereof, and in such case, the Company’s transfer agent shall not be directed to record in its books and records such Shares in any name other than the Holder’s name until such tax or other charge has been paid or it has been established to the reasonable satisfaction of the Company that no such tax or other charge is due.
     5.3 Restriction on Exercise. Notwithstanding anything to the contrary herein, a Warrant may not be exercised prior to the Holder thereof obtaining any necessary approvals from the Federal Communications Commission (the “FCC”) or if such exercise would result in a violation of the United States Federal Communications Act of 1934, as amended, or the rules and the policies promulgated by the FCC thereunder. The Warrant Agent’s sole obligation in this regard shall be to honor any stop-transfer order from the Company, if so given.

6. TRANSFER, DIVISION, COMBINATION AND EXCHANGE OF WARRANT CERTIFICATES.
     6.1 Subject to Section 6.2, and subject to applicable law, rules or regulations, restrictions on transferability that may appear on Warrant Certificates in accordance with the terms hereof or any “stop transfer” instructions the Company may give to the Warrant Agent, at any time at or prior to 5:00 p.m., New York City time on the Expiration Date for a particular Warrant or Warrants, any corresponding Warrant Certificate or Warrant Certificates may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the Holder thereof to purchase a like number of Shares as the Warrant Certificate or Warrant Certificates surrendered then entitled such Holder to purchase. Any Holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the principal office of the Warrant Agent. Thereupon the Warrant Agent shall, subject to Section 6.2, countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. No transfer of a Warrant will be effected unless the Warrant Certificate or the instruction to transfer, as the case may be, is affixed with a signature guarantee stamp by a guarantor institution approved by the Securities Transfer Association.
     6.2 The Company shall cause the Warrant Agent to prepare, issue and deliver at the Company’s own cost and expense the new Warrant Certificate or Warrant Certificates pursuant to this Section 6, except that the Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto.
7. ADJUSTMENTS. The number of Shares for which a Warrant is exercisable, and the price at which such Shares may be purchased upon exercise of a Warrant, shall be subject to adjustment from time to time as set forth in this Section 7. The Company shall cause the Warrant Agent to give each Holder notice of any event described below that requires an adjustment pursuant to this Section 7 at the time of such event.
     7.1 Distributions, Subdivisions and Combinations. If, at any time, the Company:
     (a) subdivides its outstanding Shares into a larger number of Shares,
     (b) combines its outstanding Shares into a smaller number of Shares, or
     (c) makes a dividend payment or other distribution to the holders of its Shares payable in Additional Shares, then (i) the number of Shares for which a Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of Shares that a record holder of the same number of Shares for which a Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price shall be adjusted to equal (A) the Exercise Price multiplied by the number of Shares for which a Warrant is exercisable immediately prior to the adjustment divided by (B) the number of Shares for which a Warrant is exercisable immediately after such adjustment. In computing adjustments under this Section 7.1, fractional interests in Shares shall be taken into account to the nearest one-hundredth of a Share.

     7.2 Reclassification, Reorganization, Merger or Consolidation. In case of any reclassification, reorganization, merger, consolidation or other change in the capital stock of the Company (other than as a result of a distribution, subdivision or combination provided for in Section 7.1), then, as a condition of such reclassification, reorganization, merger, consolidation or other change, lawful provision shall be made, and duly executed documents evidencing same from the Company or its successor shall be delivered to the Holders, so that the Holders shall have the right at any time prior to the expiration of their respective Warrants to purchase, at the same total price equal to that payable upon the exercise of their respective Warrants, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization, merger, consolidation or other change by a holder of the same number and type of securities as were purchasable upon exercise of their respective Warrants by the Holders immediately prior to such reclassification, reorganization, merger, consolidation or other change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holders so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise of a Warrant, and appropriate adjustments shall be made to the Exercise Price payable thereunder. Notwithstanding the foregoing, in the event of any transaction described in this Section 7.2 in which the consideration to be received by holders of Shares is payable only in cash, then the Holders shall each only be entitled to receive upon the closing of such transaction cash in the amount, if any, that such cash payment per Share exceeds the Exercise Price, and upon the closing of such transaction each Warrant shall solely represent the right to receive such consideration, if any, and upon such payment, if any, shall terminate and have no further force or effect, or shall so terminate if no such payment is due.
8. PREEMPTIVE RIGHTS.
     8.1 With respect to any issuance or portion thereof (other than an “Excluded Issuance,” as defined below) by the Company of Additional Shares, each Holder may elect to subscribe for and purchase for the issuance price offered by the Company its Pro Rata Allocation of such Additional Shares. “Excluded Issuance” means (i) any shares issued as stock dividends, or pursuant to stock splits, recapitalization or other similar events that do not adversely affect the proportionate amount of the Company’s equity held by stockholders; (ii) securities issued pursuant to a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act; and (iii) capital stock, or warrants or options to purchase capital stock, issued as consideration to third parties in connection with bona fide acquisitions, mergers or strategic partner transactions.
     8.2 The Company shall cause the Warrant Agent to give each Holder 20 days’ written notice prior to consummating any sale or offering of Additional Shares and shall advise each Holder of its rights under this Section 8 to participate in such offering. The notice shall describe the per Share price (the “Subscription Price”) and the terms on which the Company proposes to sell, transfer, or otherwise distribute the Additional Shares, together with a calculation of such Holder’s Pro Rata Allocation and the number of Additional Shares it would be allowed to purchase under this Section 8. The Holder shall have 20 days after the receipt of the notice to advise the Company in writing whether it will exercise its rights hereunder. If a Holder does not so exercise its rights hereunder within such time period, then the Company shall be free to sell such Holder’s Pro Rata Allocation of Additional Shares on the terms set forth in the Company’s written notice described above.

9. TAG-ALONG RIGHTS.
     9.1 If Parent proposes to Transfer, in one or a series of related transactions to a bona fide third party (a “Tag-Along Sale”), Shares representing 5% or more of the Fully Diluted Outstanding Shares, then Parent shall provide to each Holder of Exchange Offer Warrants (each an “Offeree” and, collectively, the “Offerees”) written notice (the “Tag-Along Offer Notice”) specifying:
     (a) the number of Shares that Parent desires to Transfer;
     (b) the names of any proposed purchasers and a description of the proposed Transfer;
     (c) the amount and nature of the consideration (with a reasonable description thereof) to be received by Parent and the other terms and conditions of the proposed Transfer; and
     (d) an offer (the “Participation Offer”) to each Offeree of the right to Transfer to the proposed transferee pursuant to the Tag-Along Sale up to such Offeree’s Tag-Along Pro Rata Share of Shares. For such purposes, each Offeree’s “Tag-Along Pro Rata Share” means a fraction, expressed as a percentage, (i) the numerator of which is the sum of the number of Shares held of record by such Offeree as a result of exercise of its Exchange Offer Warrant, plus the number of Shares for which Exchange Offer Warrants held by such Offeree then remain exercisable, and (ii) the denominator of which is the number of Shares held of record by Parent, and by all Holders of Exchange Offer Warrants as a result of exercise of Exchange Offer Warrants, plus the number of Shares for which all Exchange Offer Warrants held by all Offerees then remain exercisable.
     The date of the Tag-Along Offer Notice (the “Tag-Along Offer Date”) shall be the third Business Day after Parent has sent the Tag-Along Offer Notice to all of the Offerees by one of the methods provided in Section 17.1.
     9.2 Each Offeree shall have the right, but not the obligation, to participate in the Tag-Along Sale contemplated by the Tag-Along Offer Notice by selling up to its Tag-Along Pro Rata Share of Shares to the proposed transferee. All Shares Transferred by Offerees pursuant to this Section 9 shall be Transferred at the same price and terms, and in the same form, and otherwise treated the same as the Shares being sold by Parent; provided, that, if an Offeree is exercising its Exchange Offer Warrant in order to participate in such Tag-Along Sale as described below and does not otherwise pay the related exercise price in connection with such exercise, the exercise price for the number of Shares for which it is exercised shall be deducted from such proceeds.
     9.3 Each of the Offerees shall have the option for 30 days following the Tag-Along Offer Date (the “Tag-Along Acceptance Period”), to accept in writing (the “Tag-Along Purchase Notice”) the Participation Offer, specifying the number of Shares that such Offeree desires to sell in the Tag-Along Sale (up to its Tag-Along Pro Rata Share). The Tag-Along Purchase Notice shall include wire transfer instructions for payment of the aggregate purchase price for the Shares to be sold in such Tag-Along Sale. Delivery of the Tag-Along Purchase Notice shall constitute an irrevocable acceptance of the Participation Offer by such Offeree, and, if necessary for the Offeree to participate in the Tag-Along Sale, the Offeree’s election, which may be conditioned upon closing of the Tag-Along Sale, to exercise its Exchange Offer Warrant for the number of Shares elected to be sold by it in the Tag-Along Sale.
     9.4 In order to accept the Participation Offer and exercise its right to participate in the Tag-Along Sale, an Offeree shall deliver its Tag-Along Purchase Notice to Parent prior to the expiration of the Tag-Along Acceptance Period.
     9.5 Each Offeree’s right to participate in a Tag-Along Sale shall be conditioned upon (i) the consummation of the transactions contemplated in the Tag-Along Offer Notice with the transferee named therein and with Persons exercising their rights pursuant to this Section 9, and (ii) such Offeree’s execution and delivery of all agreements and other documents as Parent is required to execute and deliver in connection with such Transfer. If any Offeree shall accept the Participation Offer, Parent shall reduce, to the extent necessary, the number of Shares it otherwise would have sold in the proposed Transfer so as to permit each Offeree who has accepted the Participation Offer to sell up to its Tag-Along Pro Rata Share of Shares.
     9.6 Notwithstanding anything contained in this Section 9, there shall be no liability on the part of Parent to the Offerees if the Transfer of the Shares pursuant to this Section 9 is not consummated for whatever reason. Whether to effect a Transfer of Shares by Parent is in its sole and absolute discretion.
     9.7 Notwithstanding anything contained in this Section 9, the rights and obligations of the Offerees to participate in a Tag-Along Sale are subject to the following conditions:
     (a) (1) no Offeree shall be required to make any representation or warranty in connection with such Transfer other than representations or warranties (A) that such Offeree’s Shares will be Transferred free and clear of all liens, (B) with respect to such Offeree’s power, authority and due authorization to effect such transfer of its Shares, (C) that the documents to be entered into by the Offeree have been duly executed by the Offeree and delivered to the acquiror and are enforceable against the Offeree in accordance with their respective terms, and (D) that neither the execution and delivery of the documents to be entered into in connection with the transaction, nor the performance of the Offeree’s obligations thereunder, will cause a breach of violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency; and (2) any indemnification provided by Offerees (x) will be several and not joint, and limited to any loss, liability, claim, damage or expense resulting from a breach of the foregoing representations and warranties and (y) shall not exceed an amount equal to the net cash proceeds (before deducting expenses) received by the Offeree from the sale of such Shares;
     (b) no Offeree participating therein shall be obligated to pay any expenses incurred in connection with any unconsummated Tag-Along Sale, and each such Offeree shall be obligated to pay only its pro rata share (based on the number of Shares Transferred) of expenses incurred in connection with a consummated Tag-Along Sale to the extent such expenses are incurred for the benefit of all the stockholders of the Company and are not otherwise paid by the Company; and
     (c) no stockholder of the Company shall be required to enter into any non-compete or similar agreement in connection with any Tag-Along Sale.

10. NO IMPAIRMENT. The Company shall not by any action, including, without limitation, through any amendment to its certificate of incorporation through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement, but will at all times in good faith assist in carrying out all such actions as may be reasonably necessary or appropriate to protect the rights of the Holders against impairment.
11. RESERVATION AND AUTHORIZATION OF SHARES. From and after the date of this Warrant Agreement, the Company shall at all times reserve and keep available for issue upon the exercise of the Warrants such number of its authorized but unissued Shares as will be sufficient to permit the exercise in full of all Warrants. All Shares, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of this Warrant Agreement, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.
12. RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGEND.
     12.1 The Warrants (and any Warrant Shares) are not registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) except to (a) qualified institutional buyers in reliance on the exemption from registration requirements of the Securities Act provided by Rule 144A or (b) persons in offshore transactions in reliance on Regulation S under the Securities Act.
     12.2 Each certificate, if any, representing Warrant Shares shall bear the following legend:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS ARE NOT REQUIRED.
THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN THE LETTER OF TRANSMITTAL AND CONSENT EXECUTED BY THE INITIAL HOLDER OF THE WARRANT PURSUANT TO WHICH THESE SECURITIES HAVE BEEN ACQUIRED. COPIES OF THIS DOCUMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”
13. SUPPLYING INFORMATION. The Company and the Warrant Agent shall cooperate with each Holder in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the

Commission as a condition to the availability of an exemption from the Securities Act for the sale or transfer of a Warrant or any Warrant Shares.
14. LOSS, THEFT, DESTRUCTION OR MUTILATION. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of a Warrant Certificate, and
     (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Warrant Agent and the Company, or
     (b) in the case of mutilation, upon surrender and cancellation thereof, the Company will instruct the Warrant Agent to make and deliver a new Warrant Certificate of like tenor to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.
15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to, and agrees, as of the date hereof and as of the date of any exercise of a Warrant, that: (a) this Warrant Agreement has been duly authorized, validly issued and is a valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, or as limited by general principles of equity; (b) assuming the truth and accuracy of each Holder’s representations and warranties set forth in the Letter of Transmittal executed by the initial Holder thereof in connection with the issuance of an Exchange Offer Warrant, the issuance of such Warrant and the issuance of Warrant Shares pursuant to such Warrant are exempt from the registration and prospectus delivery requirements of the Securities Act; and (c) the Company agrees that neither it nor any Person acting on its behalf has offered or will offer any Warrant or Warrant Shares or any part thereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Warrant or the Warrant Shares hereunder within the provisions of the registration and prospectus delivery requirements of the Securities Act.
16. THE WARRANT AGENT.
     16.1 Fees and Expenses. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Warrant Agreement and the exercise and performance of its duties hereunder.
     16.2 Indemnification. The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its negligence, bad faith, or willful misconduct.

     16.3 Purchase or Consolidation or Change of Name of Warrant Agent.
     (a) Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16.5. In case at the time such successor Warrant Agent shall succeed to the agency created by this Warrant Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.
     (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.
     16.4 Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrant Certificates, shall be bound:
     (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
     (b) Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, President or any Vice President of the Company and by the Treasurer or any Assistant Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authentication to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate.
     (c) The Warrant Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

     (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
     (e) The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of Shares required under the provisions of Section 7 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Shares to be issued pursuant to this Warrant Agreement or any Warrant Certificate or as to whether any Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.
     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Warrant Agreement.
     (g) The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chairman or the President or any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable and shall be indemnified and held harmless for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer, provided Warrant Agent carries out such instructions without negligence, bad faith or willful misconduct.
     (h) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.
     (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
     (j) In no event shall the Warrant Agent’s aggregate liability hereunder with respect to, arising from, or arising in connection with this Agreement, whether in contract or in tort, or otherwise exceed amounts paid hereunder by the Company to the Warrant Agent as fees and charges but not including reimbursable expenses.

     16.5 Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Warrant Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Company by registered or certified mail, and to the Holders by first-class mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days’ notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Company by registered or certified mail, and to the Holders by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by a Holder (who shall, with such notice, submit its Warrant Certificate for inspection by the Company), then the registered Holder may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Company, and mail a notice thereof in writing to the registered Holders . However, failure to give any notice provided for in this Section 16.5, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.
17. MISCELLANEOUS.
     17.1 Notices. Any notice, demand, request, consent, approval, declaration, delivery or other communication to be made pursuant to the provisions of this Warrant Agreement shall be deemed sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:
     (a) If to any Holder or holder of Warrant Shares, at its last known address appearing on the books of the Warrant Agent maintained for such purpose.

     (b) If to the Company at:
CMP Susquehanna Radio Holdings Corp.
3280 Peachtree Road, N.W.
Suite 2300
Atlanta, Georgia 30305
Attention: Chief Financial Officer
     (c) If to the Warrant Agent at:
Computershare Trust Company, N.A.
250 Royall Street
Canton, Massachusetts 02021
Attention: Client Administration
Telecopy: (781) 575-2549
or at such address as may be substituted by notice given as herein provided. The party entitled to receive any notice required hereunder may waive such notice in writing. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three Business Days after the same shall have been deposited in the U.S. mail. Notice by electronic mail shall not constitute effective notice hereunder.
     17.2 No Voting Rights; Rights upon Bankruptcy. Holders of Warrants (in their capacities as such) will not have the right to vote on matters submitted to stockholders of the Company, to receive dividends in respect of the capital stock of the Company or to share in the Company’s assets in the event of the liquidation, dissolution or winding up of the Company. In the event a bankruptcy or reorganization is commenced by or against the Company, a bankruptcy court may hold that unexercised Warrants are executory contracts that may be subject to rejection by the Company with approval of the bankruptcy court, and the holders of Warrants may, even if sufficient funds are available, receive nothing or a lesser amount than that to which they would otherwise be entitled as a result of any such bankruptcy case if they had exercised their Warrants prior to the commencement of any such case.
     17.3 Successors and Assigns. Subject to the provisions of Section 6, this Warrant Agreement and the rights evidenced hereby and by any Warrant Certificate shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of each Holder.
     17.4 Amendment. This Warrant Agreement may be modified or amended or the provisions hereof waived upon the written agreement of the parties hereto and, to the extent any modification or amendment would enlarge the obligations or liabilities of the Majority Holders hereunder, with the written consent of the Majority Holders.
     17.5 Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.
     17.6 Headings. The headings used in this Warrant Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant Agreement.
     17.7 Governing Law. This Warrant Agreement shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.
     17.8 No Rights or Obligations as Stockholder. Nothing contained in this Warrant Agreement shall be construed as conferring upon any Holder any voting, dividend or other rights as a stockholder of the Company or as imposing upon any Holder any obligation to purchase any securities or as imposing any liabilities upon any Holder as a stockholder of the Company, whether such obligations or liabilities are asserted by the Company or by creditors of the Company.
     17.9 Facsimile Signature. The signatures on this Warrant Agreement may be by facsimile, with original signature page to be substituted therefor.
[Signature page follows.]

          IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed by their respective authorized officers.
     Dated: Effective as of the date first written above.

CMP SUSQUEHANNA RADIO HOLDINGS CORP.

By:	/s/ Martin R. Gausvik

Name:	Martin R. Gausvik
Title:	Executive Vice President, Treasurer and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Neda Sheridan

Name:	Neda Sheridan
Title:	Vice President

And, for purposes of being bound by Section 9 hereof:

CMP SUSQUEHANNA HOLDINGS CORP.

By:	/s/ Martin R. Gausvik

Name:	Martin R. Gausvik
Title:	Executive Vice President, Treasurer and Chief Financial Officer
[Signature Page to Warrant Agreement]